Exhibit 99.1

Media Relations Contact:

Eric DeRitis (408) 658-1561

eric.deritis@seagate.com

SEAGATE APPOINTS DAVID H. MORTON JR. EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

CUPERTINO, CA — October 21, 2015 — Seagate Technology (NASDAQ: STX), a world leader in storage solutions, today announced that David H. Morton, Jr., a long-time Seagate finance executive, has been promoted to executive vice president and chief financial officer.  Patrick O’Malley, Seagate’s current chief financial officer, will remain with the company as executive vice president with responsibility for a broad range of strategic and operational issues.  Both appointments are effective immediately and report to Seagate’s chairman and chief executive officer, Steve Luczo.

“Dave has been a meaningful contributor at Seagate for the last twenty years and has significant experience in supporting our business model and the financial governance of our operations,” said Steve Luczo, Seagate’s chairman and chief executive officer.  “Most recently he has successfully managed the operational aspects of our finance organization, including leading our cash management and corporate finance activities. Dave’s background makes him well suited for Seagate’s evolving storage technology business and I look forward to his continued contributions and leadership.”

Morton most recently served as Seagate’s senior vice president, treasurer and principal accounting officer responsible for overseeing Seagate’s corporate finance, treasury and accounting activities. He joined Seagate in 1995 and over the last twenty years has held multiple leadership roles in both the US and Asia, each increasing in scope within the Company’s global finance organization including corporate financial planning, revenue consolidation, manufacturing, pricing, and sales operations.

“Pat has deep expertise in Seagate’s business and I am pleased that he will remain with the company in this strategic role,” continued Luczo.  “As we continue to effectively leverage and invest in our storage technology portfolio to provide a broader solution set for customers, Pat’s industry knowledge and insights will help us to drive innovations and efficiencies across our business.”

O’Malley has worked at Seagate since 1988 and assumed the role of executive vice president and chief financial officer in 2008. In his previous role of senior vice president finance & treasurer, he was responsible for corporate accounting, reporting, treasury, credit & collections and risk management along with corporate financial planning & analysis and support for the business units, sales & other functions.

About Seagate

Seagate creates space for the human experience by innovating how data is stored, shared and used. Learn more at www.seagate.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending January 1, 2016 and the fiscal year ending July 1, 2016 and beyond. These statements identify prospective information and may include words such as “expects,” “targets,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects”, “continue to”, and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; currency fluctuations that may impact the Company’s margins and international sales; possible excess industry supply with respect to particular disk drive products; disruptions to our supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and the Company’s ability to achieve projected cost savings in connection with restructuring plans and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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